Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

ConocoPhillips (Issuer)

ConocoPhillips Company (Guarantor)

(Exact Name of Registrants as Specified in Their Charters)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	3.750% Senior Notes due 2027	Rule 457(f)	$981,172,000	100%	$981,172,000	$92.70 per million	$90,954.64
	Debt	Guarantee of the 3.750% Senior Notes due 2027	Rule 457(n)	—	—	—	—	—(2)
	Debt	4.300% Senior Notes due 2028	Rule 457(f)	$972,920,000	100%	$972,920,000	$92.70 per million	$90,189.68
	Debt	Guarantee of the 4.300% Senior Notes due 2028	Rule 457(n)	—	—	—	—	—(2)
	Debt	2.400% Senior Notes due 2031	Rule 457(f)	$489,351,000	100%	$489,351,000	$92.70 per million	$45,362.84
	Debt	Guarantee of the 2.400% Senior Notes due 2031	Rule 457(n)	—	—	—	—	—(2)
	Debt	4.875% Senior Notes due 2047	Rule 457(f)	$799,770,000	100%	$799,770,000	$92.70 per million	$74,138.68
	Debt	Guarantee of the 4.875% Senior Notes due 2047	Rule 457(n)	—	—	—	—	—(2)
	Debt	4.850% Senior Notes due 2048	Rule 457(f)	$589,822,000	100%	$589,822,000	$92.70 per million	$54,676.50
	Debt	Guarantee of the 4.850% Senior Notes due 2048	Rule 457(n)	—	—	—	—	—(2)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
		Total Offering Amounts				$3,833,035,000		$355,322.34
		Total Fees Previously Paid						$0
		Total Fee Offsets						$0
		Net Fee Due						$355,322.34

(1) Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2) No separate consideration will be received for the guarantees, and pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for the guarantees.